                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.1a-11(c) or Section
         240.1a-12


                              KANEB SERVICES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                              KANEB SERVICES, INC.
                   ------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11;*

         4)      Proposed maximum aggregate value of transaction:

         *Set forth amount on which the filing is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount previously paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:


Notes:

                              KANEB SERVICES, INC.
                         2435 North Central Expressway
                                   Suite 700
                            Richardson, Texas 75080

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 22, 1995


To the Stockholders of
  Kaneb Services, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders of Kaneb Services, Inc. (the "Company") will be held at 265 Peachtree Center Avenue, Atlanta, Georgia 30303, at 2:00 P.M., Eastern time, on June 22, 1995, for the following purposes:

         (1)     To elect a board of directors;

         (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on April 27, 1995, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         Stockholders are cordially invited to attend the meeting in person. Those who will not attend and who wish their stock voted are requested to sign, date and promptly mail the enclosed proxy for which a stamped return envelope is provided.

                                        By Order of the Board of Directors



                                        Howard C. Wadsworth
                                        Vice President, Treasurer and Secretary



Richardson, Texas
April 28, 1995



 WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING,
                YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY

                              KANEB SERVICES, INC.

                         2435 North Central Expressway
                                   Suite 700
                            Richardson, Texas  75080

                                PROXY STATEMENT

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies of the holders of Common Stock on behalf of the Board of Directors of Kaneb Services, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 22, 1995, at 265 Peachtree Center Avenue, Atlanta, Georgia 30303, at 2:00 P.M. Eastern time, or at any adjournment of such meeting. Copies of the Notice, Proxy Statement and form of proxy are being mailed to stockholders on or about April 28, 1995.

         A proxy received by management of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. However, mere attendance at the meeting will not itself have the effect of revoking the proxy. A stockholder may revoke his proxy by notification in writing (or in person if he attends the meeting) given to Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Company, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. A proxy may also be revoked by proper execution of a proxy bearing a later date. A proxy in the accompanying form when properly executed and returned will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted in favor of the proposals set forth in the proxy.

         The Company's principal executive offices are located at 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, and its telephone number is (214) 699-4000.

         The cost of preparing and mailing the proxy, Notice and Proxy Statement will be paid by the Company. In addition to mailing copies of this material to all stockholders, the Company has retained D.F. King & Co. to request banks and brokers to forward copies of such material to persons for whom they hold stock of the Company and to request authority for execution of the proxies. The Company will pay D.F. King & Co. a fee of $4,000, excluding expenses, and will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

         At the date of this Proxy Statement, the management of the Company does not know of any business to be presented at the meeting other than as set forth in the Notice accompanying this Proxy Statement. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such business in accordance with the judgment of the persons named in the proxy.

             COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

         The Board of Directors of the Company has fixed the close of business on April 27, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 33,286,634 shares of Common Stock of the Company, and the holders thereof of record on that date will be entitled to one vote for each share held by them for each proposition to be presented at the meeting.

         As of April 10, 1995, all directors and officers of the Company as a group owned beneficially an aggregate of 2,681,677 shares, representing 8.1% of the outstanding shares of Common Stock of the Company. Such ownership number includes 996,436 shares which can be acquired by officers and directors of the Company during the next 60 days pursuant to the exercise of outstanding stock options.

         The following table sets forth information with respect to the shares of the Company's Common Stock owned of record or beneficially as of April 10, 1995, by all persons who own of record or are known by the Company to own beneficially more than 5% of such class of securities:

                  Name and Address                       Type of           Number           Percent
                   of Stockholder                       Ownership         of Shares         of Class
                  ----------------                      ---------         ---------         --------
             Gabelli Group (1)                          Beneficial        2,783,509            8.4%
             19 Rector Street
             New York, New York 10006

             State of Wisconsin (2)                     Beneficial        3,171,000            9.5%
             Investment Board
             121 East Wilson Street
             Madison, Wisconsin  53703

(1) According to information contained in Amendment No. 10 to Schedule 13-D, dated July 22, 1993, filed with the Securities and Exchange Commission ("S.E.C.") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). The Gabelli Group consists of Gabelli Funds, Inc., Gamco Investors, Inc., Gabelli & Company, Inc. and two other affiliates.

(2) According to information contained in Amendment No. 6 to Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission ("S.E.C.") pursuant to the Securities Exchange Act of 1934 (the "1934 Act"). The State of Wisconsin Investment Board is a government agency which manages public pension funds subject to provisions comparable to ERISA.


                             ELECTION OF DIRECTORS

         At the Annual Meeting of Stockholders of the Company, six directors, constituting the entire Board of Directors of the Company, are to be elected by the holders of Common Stock to hold office until the next annual meeting of stockholders and thereafter until their respective successors are elected and qualified. Of the six nominees proposed by the Board of Directors of the Company for election by the holders of Common Stock, five are incumbent directors. The sixth nominee, Mr. Charles R. Cox, has been nominated to fill the vacancy created by the resignation of C.E. Bentley, who is not standing for reelection. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such should occur prior to the meeting, proxies which do not withhold authority to vote for directors will be voted for a substitute in accordance with the best judgment of the person or persons voting.

         The enclosed form of proxy provides a means for stockholders to vote for all the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted for the nominees listed therein or as noted above for other nominees selected by the Board of Directors. Unless a stockholder who withholds authority votes in person at the meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of directors because the Company's By-Laws provide that directors are elected by a plurality of the votes cast. However, the shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

NOMINEES FOR DIRECTORS

         The following table sets forth (i) the name and age of each nominee listed in the enclosed form of proxy, (ii) his principal occupation, (iii) the year during which he first became a director of the Company and (iv) the number of shares of Common Stock beneficially owned by him as of April 10, 1995. Each nominee has sole voting power and sole investment power with respect to the shares attributed to him.

                                                        If Applicable,         Shares of Common       Percent
                                                          Year First          Stock Beneficially      of Out-
                                                           Become a                Owned at          standing
     Name                   Principal Occupation           Director    Age     April 10, 1995(1)       Shares
     ----                   --------------------        -------------- ---    ------------------     --------
John R. Barnes         Chairman of the Board,                1986      50            1,658,991          4.9%
                       President and Chief Executive
                       Officer of the Company (1)

Charles R. Cox         Industrial Group                      N/A       52                  -0-             *
                       President of Fluor Daniel, Inc.,
                       an international services
                       company (2)

Preston A. Peak        President of P.A. Peak,               1987      72               50,000             *
                       Inc., a general partner of
                       Dorchester Hugoton, Ltd.,
                       an oil and gas exploration
                       and production partnership (3)

Sangwoo Ahn            General Partner of                    1989      56              151,000             *
                       Morgan Lewis Githens & Ahn,
                       an investment banking firm (4)

James R. Whatley       Investments (5)                       1956      68              110,933             *

Ralph A. Rehm          President of Northlake                1991      49               48,507             *
                       Consulting Company, a
                       financial consulting service firm (6)

__________________

*Less than one percent.

(1) Shares listed include those beneficially owned by the person indicated, his spouse or children living at home and those subject to options exercisable by him within the next 60 days.
(2) Mr. Cox has held senior executive level positions for more than the past five years of his twenty-six year career with Fluor Daniel, Inc.
(3) Mr. Peak has held the position described above for more than the past five years.
(4) Mr. Ahn has been a partner of Morgan Lewis Githens & Ahn for over five years and currently serves as a director of Broadcasting Partners, Inc., Haynes International, Inc., ITI Technologies, Inc., PAR Technology, Inc., Quaker Fabric Corporation, and Stuart Entertainment, Inc.
(5) Mr. Whatley previously served as Chairman of the Board of Directors of the Company from February 1981 until April 1989 and also serves as a director of United Financial Group, Inc..
(6) Mr. Rehm is President of Northlake Consulting Company, which provides financial consulting services. He provided consulting services on behalf of some of Kaneb's subsidiaries in 1993 and 1994 and previously was engaged in financial consulting services for Northlake Consultants from June 1989 to May 1990, prior to which he served as Senior Vice President of Finance and Administration of Kaneb from December 1986.

EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions with the Company of the executive officers of the Company.

                                                                                        Years of Service
         Name                           Office                                Age            In Office
         ----                           ------                                ---       ----------------
John R. Barnes                          Chairman of the Board, President       50             8
                                        and Chief Executive Officer
Jere M. Denton                          Senior Vice President                  48             8
Edward D. Doherty                       Senior Vice President                  59             6
Frank E. Sheeder                        Senior Vice President                  52             1 (1)
Howard C. Wadsworth                     Vice President, Treasurer
                                        and Secretary                          50             4 (1)
Tony M. Regan                           Controller                             35             4 (1)


(1) Mr. Sheeder has been employed by the Company since May 1994, prior to which he served for over two years as Senior Vice President and General Manager of an international specialty chemical division of Rhone-Poulenc, Inc. Previously he spent over 18 years with General Electric Company, most recently as General Manager of several specialty industrial businesses. Prior to joining the Company in October 1990, Mr. Wadsworth served for more than five years as the General Manager of Dorchester Hugoton, Ltd. Mr. Regan has been employed by the Company since July 1990, prior to which he was a certified public accountant with Ernst & Young for eight years.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During 1994, the Board of Directors of the Company held 11 meetings. Each incumbent director attended more than 75% of the aggregate of the total number of such meetings and the total number of meetings held by all committees of the Board of Directors on which he served, except Messrs. Ahn and Rehm who were unable to attend 3 board meetings each.

         The Board of Directors of the Company has an Audit Committee composed of Preston A. Peak (Chairman), Sangwoo Ahn and Ralph A. Rehm. The functions of the Audit Committee, which held 2 meetings during 1994, include planning for the annual audit, review of the results of the examination of the Company's financial statements, approval of fee estimates for the annual audit and approval of non-audit services and consideration of the effect of such non-audit services on the auditors' independence. The Board of Directors of the Company also has a standing Compensation Committee composed of James R. Whatley (Chairman), Ralph A. Rehm and C.E. Bentley. The function of the Compensation Committee, which met three times in 1994, is to establish and review the compensation programs for the executive officers of the Company and its subsidiaries and to formulate, recommend and implement incentive, stock option or other bonus plans or programs for the officers and key employees of the Company and its subsidiaries. The Board of Directors of the Company also has an Executive Committee composed of James R. Whatley, Preston A. Peak and John
R. Barnes. The function of the Executive Committee, which did not meet during 1994, is to exercise all of the powers, within certain limitations, of the Board of Directors in the management of the business of the Company during intervals between meetings of the Board.

         The Board of Directors of the Company also has a Nominating Committee, composed of non-employee directors, which has the duty and responsibility to consider and recommend future nominees to the Board of Directors of the Company. The Nominating Committee also considers nominees recommended by stockholders of the Company. Such recommendations for 1996 nominees must be submitted in writing by January 1, 1996, to Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Company, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080. The submitted recommendations must be accompanied by a statement of qualifications of the recommended nominee and a letter from the nominee affirming that he will agree to serve as a director of the Company if elected by the stockholders.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

         The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company paid for the fiscal years ended December 31, 1994, 1993 and 1992 to the chief executive officer and the four most highly compensated executive officers of the Company whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE


                                Annual Compensation                 Long Term Compensation
                                -------------------                               Number of     All Other
         Name and                               Salary      Bonus      Other      Options/     Compensation
     Principal Position            Year          (1)         (2)        (3)          SARS          (4)
     ------------------            ----         ------      -----      -----      ---------    ------------
John R. Barnes                      1994      $ 313,296                                        $    7,788
Chairman of the Board,              1993        313,296                                             9,388
President and Chief                 1992        313,296                          $  450,000(5)      9,115
Executive Officer

Edward D. Doherty                   1994        180,417   $ 40,000                                  6,833
Senior Vice President               1993        180,000     88,000                                  7,442
                                    1992        180,000     57,180   $  14,400                     85,467(6)

Jere M. Denton                      1994        180,417     37,000                                  7,674
Senior Vice President               1993        180,000     12,000                                  8,271
                                    1992        180,000                                             8,138

Frank E. Sheeder                    1994        122,051(7)                          140,000           168(7)
Senior Vice President

Howard C. Wadsworth                 1994        150,833     25,000                                  3,305
Vice President,                     1993        150,000                                             3,174
Treasurer and Secretary             1992        150,000                 11,250       15,000         3,361


(1) Includes compensation representing employee contributions to the Company's thrift plan and health benefits plan.

(2) Annual incentive bonus amount earned during the year shown, paid in the following year unless otherwise noted. 1994 includes additional non-recurring bonus awards of $25,000 each earned during 1993 and a portion of 1994 and paid during 1994 to Messrs. Denton and Wadsworth for performance and effort in connection with a foreign assignment.

(3)      Consists of lump-sum payments in lieu of cost-of living increases.

(4) Includes the Company's payments to its defined contribution thrift plan and the imputed value of Company-paid group term life insurance for coverage in excess of $50,000. The defined contribution plan covers all full- time domestic employees of the Company. The Plan allows for employee contributions of up to 12% of pay which may be directed to any of four investments, contributions to the Plan are matched by the Company with stock at a rate of 50% for Company stock investments and 25% for other investments. The Company also contributes the equivalent of an additional 2% of pay to the Plan investment(s) of choice for each participant.

(5) Mr. Barnes received 175,000 and 275,000 options on June 23, 1992, with exercise prices of $6.38 and $8.50 respectively. These exercise prices represented 150% and 200% of the Company's Common Stock closing price ($4.25) on that date. Further, provisions call for 20% of the above options to vest each year, so that vesting on all 450,000 shares will not occur until June 23, 1997. The options were granted in lieu of cost-of-living salary increases from the year 1992 through June 23, 1997.

(6) Includes the value of 25,000 shares of previously restricted stock issued in 1989, restrictions on which lapsed during 1992.

(7) Represents amounts for period from May 23, 1994 (date of employment) through December 31, 1994.



                 OPTIONS/SAR'S GRANTED DURING LAST FISCAL YEAR

                                                                                          Potential Realizable Value at
                                            % of Total                                       Assumed Annual Rates of
                                             Granted                                         Stock Price Appreciaton
                       Number of Options/  To Employees  Exercise Price                        For Option Term (1)
       Name              SAR's Granted      During Year    ($/Share)       Expiration Date      5%          10%
       ----            ------------------  ------------  --------------    ---------------     -----       -----
Frank E. Sheeder             140,000           93.3%        $3.125           05/22/2004       $275,141   $ 697,262


(1) Compounded annually from date of grant at grant price until expiration date.



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                          Number of Unexercised          Value of Unexercised
                                                         Options Held at Fiscal             In-the-Money
                             Shares                            Year End               Options at Fiscal Year End
                           Acquired on       Value     ---------------------------    --------------------------
          Name            Exercise (1)      Realized   Exercisable   Unexercisable    Exercisable  Unexercisable
          ----            ------------      --------   -----------   -------------    -----------  -------------
John R. Barnes                  -0-      $     -0-         225,000         225,000    $       -0-  $         -0-
Edward D. Doherty               -0-            -0-         250,000             -0-            -0-            -0-
Jere M. Denton                  -0-            -0-         183,936             -0-         18,750            -0-
Frank E. Sheeder                -0-            -0-          15,000         125,000            -0-            -0-
Howard C. Wadsworth             -0-            -0-          65,000             -0-            -0-            -0-


(1) There were no options or SAR's exercised by the named executives or any other option holders during 1994.

DIRECTORS' FEES

         In 1994, each member of the Board of Directors of the Company who was not also an employee of the Company was paid an annual retainer of $20,000 in lieu of any attendance fees for board or committee meetings. As of April 10, 1995, outside directors had been granted non-qualified options to purchase a total of 180,000 shares of Common Stock at an average price of $3.14 per share, representing 100% of the fair market value of the common stock on the dates of grant. These options each provide for expiration at the end of 10 years from the date of grant or within three months after such person ceases to be a director of the Company, which ever is sooner. At April 10, 1995, Messrs. Ahn, Peak and Whatley held options to purchase 50,000 shares each and Mr. Rehm held options to purchase 30,000 shares of the Company's Common Stock.

CERTAIN TRANSACTIONS

During 1994, Mr. Rehm, who is currently a director standing for reelection, performed special foreign and other assignments on behalf of some of the Company's subsidiaries. Mr. Rehm was paid a total of $146,770 in 1994 as remuneration for such services and he was reimbursed for appropriate travel and living expenses.

TERMINATION AGREEMENTS

         From time to time, the Company has entered into termination agreements with key employees of the Company and its subsidiaries which provide, as amended, that the Company will pay into an escrow account an amount equal to the then current annual base salary of the employee if (i) shares of Common Stock of the Company have been acquired other than directly from the Company by one person or corporation who thereby becomes the owner of more than 10% of the issued and outstanding shares of Common Stock of the Company, or (ii) any shareholder or other person or corporation has made a tender offer for shares of Common Stock of the Company. If after either of the foregoing events occurs, the employment of the employee terminates, voluntarily or involuntarily, for any reason other than for cause, disability, retirement at normal age, or death, the escrow agent will pay the escrowed sum to the employee immediately upon his demand, but only if (i) a new director of the Company is elected who was not nominated by management of the Company, or (ii) more than 20% of the issued and outstanding shares of Common Stock of the Company are owned by one person or corporation other than a person who is a present officer or director of the Company. In addition, Messrs. Barnes, Denton and Doherty, and Sheeder have termination agreements which provide that should their employment be terminated as a consequence of a change in control, the Company will pay each individual an amount equal to 299% of their average salary for the five years prior to the change of control as defined in the agreement. At present, 8 officers and key employees of the Company and its subsidiaries have entered termination agreements with the Company. If a change of control of the Company as set forth above were to occur at the present time, an aggregate of $3,156,075 would be payable to these individuals.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Whatley and Rehm were both formerly officers of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for establishing the types and levels of compensation for executive officers of the Company. The Compensation Committee is composed of three independent, non-employee directors, among whom only Messrs. Whatley and Rehm have previously served as officers of the Company. Following review and approval by the Committee, decisions relating to executive compensation are typically reported to the full Board of Directors.

         The Committee has directed the preparation of this report and has approved its contents and its submission to the stockholders. As provided by the rules of the Securities and Exchange Commission, this report is not deemed to be filed with the Commission nor incorporated by reference into any prior or future fillings under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

         Levels of executive compensation, in the Committee's opinion, generally should be determined based upon the performance of the Company and the contributions of individual officers to such performance and in comparison to persons with comparable responsibilities in business enterprises similar in size or nature. Compensation plans should align executive compensation with returns to stockholders giving due consideration to the achievement of both long-term and short-term objectives. Such compensation policies and practices have allowed the Company to attract, retain and motivate its key executives.

         The compensation of the officers of the Company consists primarily of base salaries and the opportunity to participate in certain incentive arrangements, including the 1994 Stock Incentive Plan (the "1994 Plan"), the grant of contractual non-qualified stock options and awards of the Company's Adjustable Rate Cumulative Class A Preferred Stock, Series C Preferred ("Series C Preferred"). Officers have also previously participated in the Company's 1984 stock option plan ("1984 Option Plan") which expired by its own terms in March 1994. The value of these plan benefits is or was directly related to the future performance of the Company's common stock.

         In addition, three of the named executive officers, Messrs. Denton, Doherty and Sheeder, are entitled to receive cash bonuses related to earnings performance in the areas of operation under their individual responsibility. Messrs. Denton and Doherty have been eligible for a cash bonus equal to 2% of the annual increase in before-tax profits from subsidiaries under their direct supervision on a year to year basis. Mr. Sheeder has been eligible for a cash bonus equal to 2% of the annual increase in after-tax profits from subsidiaries under his direct supervision on a year to year basis. The Committee believes that an improvement in earnings from the prior year and performance versus budget are appropriate standards for measuring subsidiary performance and directly links the individual participant's total potential remuneration with the accomplishment of established growth targets. As a result of attaining such goals in 1994, Mr. Doherty and Mr. Denton received incentive bonus payments of $40,000 and $12,000, respectively. Incentive arrangements have been extended to Messrs. Doherty and Denton for 1995, with modifications to consider the increase in year to year profits on an after-tax basis computed quarterly and to consider performance versus budget as an additional criteria. Mr. Sheeder's incentive arrangement for 1995 has not yet been finalized.

         Just like all other full-time Company employees, the named executive officers are also eligible to participate in the Company's defined contribution thrift plan. The Committee believes that this plan encourages longer-term employment through gradual service-based vesting of Company contributions. By virtue of larger employer matching contributions relative to participant contributions invested in the Company's common stock, the plan provides an incentive to the employees, including the named executive officers, who elect to tie their own financial interests, in part, to those of the Company's stockholders.

         During 1994, with management's recommendation, the base salaries of the executive officers, excluding the chief executive officer, were increased for the first time in four years. The decision in this regard was based primarily on improved financial results for 1994 and the fact that cost-of-living only salary increases had not been made since 1992. In establishing levels of executive compensation, the Committee reviews the performance of similar businesses, as well as business in general, and the compensation levels of persons with comparable responsibilities. Salaries are also based on an assessment of each individual's performance, experience and other factors relevant to comparison with compensation data contained in published and well recognized surveys. The Committee believes that salaries and total compensation of the executive officers ranks within close proximity or below the median level of most comparative data.

         The Company offers additional incentive for stock growth and total stockholder return through the use of two plans whose benefits depend on common stock performance. Shares of Series C Preferred were issued in 1991, as described in the Summary Compensation Table and no further awards were made in 1992, 1993 or 1994. Stock options have been granted to executive officers and other employees of the Company, from time to time, pursuant to the 1984 Option Plan and the 1994 Stock Incentive Plan, primarily based upon the executive's or employee's ability to influence the Company's future business objectives. All outstanding options granted pursuant to those plans were granted at not less than 100% of the fair market value of the Company's Common Stock on the dates such options were granted. The

Committee believes that stock options, stock appreciation rights and stock grants are a desirable form of long-term compensation that closely connect the interests of management with stockholder value.

Under the 1984 Option Plan and the 1994 Stock Incentive Plan, stock options have been granted to certain of the named executive officers after the Committee had reviewed individual awards, taking into consideration relative accountability, anticipated performance requirements and contributions of each executive officer. The award to Mr. Barnes in 1992 was made separately and outside of the 1984 Option Plan and was based, among other things, on the Committee's perception of his expected contributions to the Company's achievement of long-range performance goals. In connection with his initial employment with the Company during 1994, Mr. Sheeder was granted stock options on 140,000 shares from the 1994 Stock Incentive Plan at 100% of the fair market value on the date of the grant. No other options were granted pursuant to or outside of the 1984 option plan or the 1994 Stock Incentive Plan to any of the other named executives during 1994.
                                        Compensation Committee




                                        James R. Whatley, Chairman
                                        Ralph A. Rehm
                                        C.E. Bentley

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on the Common Stock of the Company with the New York Stock Exchange Market Index and a peer group of six industry-related companies which include ABM Industries, Buckeye Partners L.P., GATX Corp., Safety Kleen Corp., Santa Fe Pipe Line Partners, L.P. and Team Inc., for the period January 1, 1990 to December 31, 1994 assuming an initial investment of $100 and the reinvestment of all dividends. Interprovincial Pipe Line Systems, a Canadian company which was previously included in the peer group is no longer publicly traded.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET


- - -------------------------------------------------------------------------------------------------------------------
                                   1989         1990           1991          1992          1993          1994
- - -------------------------------------------------------------------------------------------------------------------
  Kaneb Services Inc.             100.00         72.50          85.00         65.00         57.50         42.50
- - -------------------------------------------------------------------------------------------------------------------
  Peer Group                      100.00        106.74         117.21        124.83        126.90        128.26
- - -------------------------------------------------------------------------------------------------------------------
  NYSE Market Index               100.00         95.92         124.12        129.96        147.56        144.69
- - -------------------------------------------------------------------------------------------------------------------


MARKET PRICE OF COMMON SHARES

         The closing price of the Company's Common Stock on the New York Stock Exchange on April 25, 1995 was $1.75 per share.

                              INDEPENDENT AUDITORS

         The Audit Committee of the Board of Directors of the Company has not met to select the principal accountants to audit the accounts of the Company for the calendar year ending December 31, 1995. Price Waterhouse LLP, the Company's independent auditors for the calendar year ended December 31, 1994, has advised the Company that it will have in attendance at the Annual Meeting of Stockholders a representative who will respond to appropriate questions presented at such meeting regarding the Company's financial results and condition at the close of its most recent fiscal year. Representatives of the firm will be afforded an opportunity to make statements if they wish to do so.

PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposals of holders of Common Stock of the Company intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1996 must be received by the Company, addressed to Howard C. Wadsworth, Vice President, Treasurer and Secretary of the Company, 2435 North Central Expressway, Suite 700, Richardson, Texas 75080, no later than February 23, 1996 to be included in the Proxy Statement and form of proxy relating to that meeting. If the date of the 1996 annual meeting is advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the 1995 annual meeting to which this Proxy Statement relates, the Company will inform stockholders of such change and the date by which proposals of stockholders must be received.

                                 OTHER MATTERS

         The Board of Directors knows of no other matters than those described above which are likely to come before the meeting. If any other matters properly come before the meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgement on such matters. A copy of the Company's 1994 Annual Report is being mailed, concurrently with the mailing of this Proxy Statement, to stockholders who have not previously received a copy of the Annual Report.

                                        By Order of the Board of Directors



                                        John R. Barnes
                                        Chairman of the Board, President and
                                        Chief Executive Officer
Dated: April 28, 1995

                              KANEB SERVICES, INC.
             PROXY - ANNUAL MEETING OF STOCKHOLDERS - JUNE 22, 1995
          This Proxy is solicited on behalf of the Board of Directors

    The undersigned hereby appoints JOHN R. BARNES and HOWARD C. WADSWORTH, and any one or both of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on June 22, 1995 at 2:00 p.m., Eastern Time, at 265 Peachtree Center Avenue, Atlanta, Georgia 30303 or at any adjournment thereof.

    The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy.

         1. Election of the six directors who are to be elected by the holders of Common Stock: Sangwoo Ahn, John R. Barnes, Charles R. Cox, Preston A. Peak, Ralph A. Rehm and James R. Whatley

             [ ] FOR ALL NOMINEES              [ ]  WITHOUT AUTHORITY TO
                 (except as market below)           VOTE FOR ALL NOMINEES LISTED

            WITHHELD FOR THE FOLLOWING ONLY (WRITE THE NAME OF THE
                        NOMINEE(S) ON THE SPACE BELOW)

                   ________________________________________

         2. To transact such other business as may properly come before the meeting or any adjournment thereof; all as more particularly described in the Proxy Statement, dated April 28, 1995, relating to such meeting, receipt of which is hereby acknowledged.

The shares represented by this proxy will be voted as directed by the stockholder. If no direction is made, this proxy will be voted FOR all Nominees.

                                        ________________________________________

                                        ________________________________________
                                        Signature of Stockholder

                                        Please mark, date and sign as your
                                        name(s) appear(s) to the left and return it in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the stockholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

                                        Dated ____________________________, 1995